BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax

To Whom It May Concern:

We have issued our report dated May 20, 2004, accompanying the financial statements of Power Technology, Inc. on Form SB-2 for the years ended January 31, 2004 and 2003. We also conducted a review of the Form 10Q filing for the interim period ended July 31, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Power Technology, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,
/s/ BECKSTEAD AND WATTS, LLP
November 5, 2004